- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION

                               ----------------

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
            OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

                               ----------------

                          FILED BY THE REGISTRANT [X]
                 FILED BY A PARTY OTHER THAN THE REGISTRANT [_]

                           Check the appropriate box:

               [_] Preliminary Proxy Statement
               [X] Definitive Proxy Statement
               [_] Definitive Additional Materials
               [_] Soliciting Material Pursuant to (S)240.14a-11(c) or
                   (S)240.14a-12

                               ----------------

                         STORAGE TECHNOLOGY CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

                                   REGISTRANT
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

                               ----------------

                             PAYMENT OF FILING FEE

                          (Check the appropriate box):

     [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-
          6(j)(2).
     [_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
          11.

      (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:_______

      (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:__________

      (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11:__________(A)

      (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:_____________________
- --------
(A) Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:_____________
(2) Form, Schedule or Registration Statement No.:___________
(3) Filing Party:____________
(4) Date Filed:______________

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                      (LOGO OF STORAGETEK APPEARS HERE)

                         STORAGE TECHNOLOGY CORPORATION
                             2270 SOUTH 88TH STREET
                        LOUISVILLE, COLORADO 80028-0001

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 25, 1994

Dear Stockholder:

  On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Stockholders of Storage Technology Corporation (the "Company"), a Delaware corporation, to be held on Wednesday, May 25, 1994, at 10:00 a.m. MDT, at the Boulderado Hotel, 2115 Thirteenth Street, Boulder, Colorado to act upon the following matters:

  (a) PROPOSAL 1. The election of eleven Directors;

  (b) PROPOSAL 2. The approval of an amendment to the 1987 Employee Stock Purchase Plan in order to increase the number of shares of Common Stock issuable thereunder by 1,250,000;

  (c) PROPOSAL 3. The approval of the material terms of a performance-based incentive plan;

  (d) PROPOSAL 4. The ratification of the appointment of Price Waterhouse as the Company's independent accountants for the current fiscal year; and

  (e) The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

  Stockholders of Common Stock of record at the close of business on March 27, 1994, will be entitled to notice of and to vote at the meeting. The stock transfer books of the Company will remain open.

  WE INVITE EACH OF YOU TO ATTEND THE MEETING. IF YOU CANNOT ATTEND, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED. NO STAMP IS NECESSARY IF MAILED IN THE UNITED STATES.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          W. RUSSELL WAYMAN
                                          Corporate Secretary

Louisville, Colorado
April 19, 1994

                             YOUR VOTE IS IMPORTANT

  WHETHER YOU OWN A FEW OR MANY SHARES OF STOCK AND WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO MARK, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

                         STORAGE TECHNOLOGY CORPORATION

                                PROXY STATEMENT

                                                                  April 19, 1994

  THIS PROXY STATEMENT IS FURNISHED TO THE STOCKHOLDERS OF STORAGE TECHNOLOGY CORPORATION (THE "COMPANY") IN CONNECTION WITH THE SOLICITATION OF PROXIES BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY TO BE VOTED AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT 10:00 A.M., MDT, ON WEDNESDAY, MAY 25, 1994, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Stockholders of common shares of record at the close of business on March 27, 1994, will be entitled to notice of and to vote at the meeting. The Annual Meeting will be held at the Boulderado Hotel, 2115 Thirteenth Street, Boulder, Colorado. Proxies received prior to the meeting will be voted in accordance with the instructions contained in the proxy and, if no choice is specified, will be voted in favor of each of management's nominees for Director and in favor of each of the proposals set forth in the Notice of Annual Meeting of Stockholders. A stockholder who signs and returns the enclosed proxy may revoke it at any time before it is voted by a written revocation delivered to any of the proxy holders named therein, by submitting another valid proxy bearing a later date or by attending the meeting and voting in person. Stockholders wishing to vote at the meeting who are not of record on the Company's books (e.g., persons holding in street name) must bring to the meeting a Power of Attorney signed by their broker in order to be able to vote.

  Initial solicitation of proxies by the Board of Directors of the Company will be by mail. Further solicitation by the Board of Directors or employees of the Company can also be made by mail, telephone, telegraph or personal interview. No additional compensation will be paid to the Directors or employees of the Company for solicitation of proxies. The Company has no present plans to engage an outside firm to assist in the solicitation of proxies. This proxy statement and the form of proxy are first being mailed to the stockholders beginning April 19, 1994.

  The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the record date (excluding treasury stock). Shares that are voted "FOR," "AGAINST," or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the election of Directors, the Company believes that abstentions should be counted for purposes of determining both the presence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. The Delaware Supreme Court has held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter. Based upon New York Stock Exchange rules, the Company believes that all of management's proposals, including the amendment to the Employee Stock Purchase Plan and the approval of the material terms of the performance-based incentive plan, are considered "discretionary" and, accordingly, brokerage firms may vote on behalf of their clients if no voting instructions have been furnished by such clients within 10 days of the meeting.

  This proxy statement is accompanied by the Company's Annual Report to Stockholders for its fiscal year ended December 31, 1993 (the "Annual Report"). Stockholders are referred to the Annual Report for information concerning the Company's business and activities, but the Annual Report is not part of the proxy soliciting materials. THE COMPANY ANNUALLY FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND

EXCHANGE COMMISSION; THIS REPORT CONTAINS ADDITIONAL INFORMATION ABOUT THE COMPANY'S OPERATIONS AND IS AVAILABLE, WITHOUT CHARGE, TO THOSE REQUESTING IT. CERTAIN OTHER MATERIALS ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST. PLEASE CONTACT CORPORATE COMMUNICATIONS, STORAGE TECHNOLOGY CORPORATION, 2270 SOUTH 88TH STREET, LOUISVILLE, COLORADO 80028-4310, (303) 673-5020, IF YOU WOULD LIKE TO REQUEST SUCH ADDITIONAL MATERIALS. THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES ARE LOCATED AT 2270 SOUTH 88TH STREET, LOUISVILLE, COLORADO 80028, (303) 673-5151.

                       VOTING SECURITIES OF THE COMPANY

  On the record date for the Annual Meeting, March 27, 1994, the Company had issued, outstanding and entitled to vote 43,310,370 shares of its common stock, $.10 par value ("Common Stock"). The Company also has 3,450,000 shares of $3.50 Convertible Exchangeable Preferred Stock, $.01 par value ("Preferred Stock") issued and outstanding. The Preferred Stock is not entitled to vote at the Annual Meeting. Holders of shares of the Common Stock on March 27, 1994, are entitled to vote at the Annual Meeting and at all adjournments or postponements thereof. Each holder of shares of the Common Stock is entitled to one vote for each share. In the election of Directors, such holder has the right to vote the number of shares owned for as many persons as there are Directors to be elected. There is no cumulative voting in the election of Directors.

PRINCIPAL HOLDERS OF SECURITIES

  The Company believes, based upon Schedule 13G filings received prior to March 27, 1994, that the only persons who own, directly or beneficially, more than 5% of its Common Stock are identified in the table below:

                                                                   PERCENT
      OWNER AND ADDRESS         AMOUNT AND NATURE OF OWNERSHIP   OF CLASS (1)
      -----------------         ------------------------------   ------------
TCW Group, Inc.               5,190,611 shares common (Sole         11.60%
 865 South Figueroa Street    voting and dispositive power)(2)
 Los Angeles, CA 90017
FMR Corp.                     2,328,677 shares common (Sole          5.40%
 82 Devonshire Street         dispositive power)
 Boston, MA 02109
Entities affiliated with      2,207,900 shares common (Sole          5.36%
 SunBank Capital Management,  voting and dispositive power)(3)
 National Association
 200 South Orange Avenue
 Tower
 Orlando, FL 32801

- --------
(1) Calculated based upon share ownership shown on the Schedule 13G filings dated as of December 31, 1993.
(2) Includes 1,497,686 shares of Common Stock issuable upon conversion of the Preferred Stock and 41,135 shares of Common Stock issuable upon conversion of the Company's 8% Convertible Debentures (the "Debentures") that are convertible into Common Stock.
(3) SunBank Capital Management, National Association ("SCM"), a national banking association with trust powers, owns the shares on behalf of multiple fiduciary accounts for which SCM serves as investment advisor and individually managed accounts. SCM is wholly owned by Sun Banks, Inc., which is wholly owned by SunTrust Banks, Inc., both of which entities are also deemed to have beneficial ownership of the shares.

SECURITY OWNERSHIP OF NAMED EXECUTIVES

                                                         AMOUNT AND
                                                          NATURE OF
                                                          BENEFICIAL
                                                         OWNERSHIP OF
                           PRINCIPAL OCCUPATION           SHARES OF    PERCENT
    NAME AND AGE          AND BUSINESS EXPERIENCE         STOCK (1)    OF CLASS
    ------------          -----------------------       ------------- ---------
 Ryal R. Poppa,..... See description under Election          --
  Age 60             of Directors, below.

 Derek A. Thompson,. Mr. Thompson became Executive        35,926(2)      (8)
  Age 64             Vice President of Worldwide           Common
                     Field Operations in March 1991.
                     From May 1986 to March 1991, he
                     was the Vice President of
                     Europe, Africa and Middle East.

L. Thomas Gooch,...  Mr. Gooch became Executive Vice      27,515(3)      (8)
  Age 49             President of Operations in            Common
                     January 1989. From June 1987 to
                     January 1989, he was Corporate
                     Vice President of Manufacturing;
                     from January 1987 to June 1987,
                     he was Vice President of
                     Americas/Pacific Operations.

Gregory A. Tymn,...  Mr. Tymn became Senior Vice          22,015(4)      (8)
  Age 44             President and Chief Financial         Common
                     Officer in March 1991. He was
                     also the Corporate Vice
                     President of Program Management
                     from November 1989 through June
                     1992. From November 1987 through
                     October 1989, he was the Vice
                     President and General Manager of
                     StorageTek Printer Operations.

John V. Williams,..  Mr. Williams became Senior           8,704(5)       (8)
  Age 50             Corporate Vice President of           Common
                     Americas in September 1993. He
                     was a Corporate Vice President
                     from February 1992 to September
                     1993. He was Vice President of
                     Americas from September 1990 to
                     September 1993. From 1987 to
                     1990, Mr. Williams was employed
                     by GRiD Systems Corp., a
                     manufacturer of laptop personal
                     computers, purchased by Tandy
                     Corp. in 1988, where he last
                     served as Vice President of
                     Marketing.

Harris Ravine,.....  Mr. Ravine served as Executive      161,125(6)      (8)
  Age 51             Vice President Midrange               Common
                     Operations from June 1992 until
                     October 1993 when he resigned as
                     an officer of the Company.
                     Previously, he served as the
                     Executive Vice President Europe,
                     Africa and Middle East from
                     March 1991 to June 1992. He was
                     the Executive Vice President
                     Finance and Administration from
                     October 1989 to March 1991. From
                     January 1988 to October 1989, he
                     was Executive Vice President of
                     Customer Satisfaction. From June
                     1985 until October 1989, he was
                     General Counsel.

Geoffroy de          Mr. de Belloy served as              22,153(7)      (8)
  Belloy,........... Executive Vice President              Common
  Age 57             Midrange Markets-Europe from
                     June 1992 until December 31,
                     1993, when he resigned as an
                     officer of the Company. From
                     January 1994 through April 1994,
                     he acted as liaison for the
                     Company with key customers and
                     the European Community. He
                     previously served as the
                     Executive Vice President
                     Midrange Markets from August
                     1991 to June 1992 and was Senior
                     Vice President from November
                     1990 until August 1991. From
                     1985 to August 1990, he was a
                     Vice President with Wang
                     Laboratories, a manufacturer of
                     word processing systems and
                     computers.

- --------
(1) The number of shares stated as being owned beneficially is as of March 27, 1994, and includes shares of Common Stock issuable upon conversion of Preferred Stock and Debentures, as well as shares of Common Stock believed to be held beneficially by spouses, minor children, grandchildren and other relatives of the executive officers. The inclusion of these shares, however, does not constitute an admission of ownership by the executive officer of such shares. Further, the number of shares includes options granted that are exercisable within 60 days of March 27, 1994. SEE FOOTNOTES TO "ELECTION OF DIRECTORS" FOR INFORMATION ON STOCK HELD BY ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP.
(2) Includes 26,316 shares of Common Stock issuable upon exercise of options held by Mr. Thompson, which options are exercisable within 60 days of March 27, 1994.
(3) Includes 8,805 shares of Common Stock issuable upon exercise of options held by Mr. Gooch, which options are exercisable within 60 days of March 27, 1994.
(4) Includes 7,966 shares of Common Stock issuable upon exercise of options held by Mr. Tymn, which options are exercisable within 60 days of March 27, 1994.
(5) Includes 1,253 shares of Common Stock issuable upon exercise of options held by Mr. Williams, which options are exercisable within 60 days of March 27, 1994.
(6) Includes 161,125 shares of Common Stock issuable upon exercise of options held by Mr. Ravine, which options are exercisable within 60 days of March 27, 1994.
(7) Includes 12,396 shares of Common Stock issuable upon exercise of options held by Mr. de Belloy, which options are exercisable within 60 days of March 27, 1994.
(8) Less than 1% of the class.

                             ELECTION OF DIRECTORS
                                  PROPOSAL 1.

  In accordance with the Company's bylaws, the number of Directors constituting the entire Board of Directors of the Company has been established as eleven. Accordingly, eleven Directors are to be elected at this annual meeting to serve until the next annual meeting or until their respective successors shall be elected and qualified. The Company's nominees, each of whom is currently a Director, are set forth on the table below. If the enclosed Proxy is duly executed and received in time for the meeting, it is the intention of the persons named therein to vote the shares represented thereby, unless otherwise directed, in favor of the eleven nominees identified in the following table. The eleven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Directors. Votes withheld from any Director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

  If, at the time of the meeting, one or more of the nominees have become unavailable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Governance and Nominating Committee of the Board of Directors. The Governance and Nominating Committee knows of no reason why any of the nominees will be unavailable or unable to serve.

  The following table sets forth information, as of March 27, 1994, concerning the nominees for election as Directors of the Company and beneficial ownership of Common Stock of the Company by such persons and by all Directors and executive officers of the Company as a group:

                                                                AMOUNT AND
                                                                 NATURE OF
                                                                 BENEFICIAL
                         PRINCIPAL OCCUPATION,       FIRST      OWNERSHIP OF
                               BUSINESS              BECAME      SHARES OF      PERCENT
    NAME AND AGE     EXPERIENCE AND DIRECTORSHIPS   DIRECTOR     STOCK (1)      OF CLASS
    ------------     ----------------------------   -------- ----------------- ---------
 Ryal R. Poppa,..... President of the Company         1985   516,776 Common(2)   1.18%
  Age 60             since January 1988 as                    5,000 Preferred    (14)
                     well as Chairman of the
                     Board and Chief
                     Executive Officer of the
                     Company since January
                     1985.

 Judith E.N.         President of University          1991    13,116 Common(3)   (14)
  Albino,........... of Colorado since June
  Ph.D.,             1991. From 1989 to June
  Age 50             1991 she served as Dean
                     of the Graduate School
                     at the State University
                     of New York at Buffalo,
                     and from 1987 to 1989
                     she served as Dean of
                     the School of
                     Architecture and
                     Planning. Director of
                     Colorado National Bank
                     Advisory Board.

 William L.          Chairman of the Board of         1991    15,000 Common(4)   (14)
  Armstrong,........ Directors of Ambassador
  Age 57             Media Corp., a
                     television broadcasting
                     company, since 1983.
                     United States Senator,
                     Colorado, from 1979 to
                     1990; Chairman of the
                     Board of Directors of
                     Cherry Creek Mortgage
                     Co.; El Paso Mortgage
                     Co.; and Broadway
                     Ventures, Inc. Director
                     of: NaTec Resources,
                     Inc.; Provident Life and
                     Accident Insurance
                     Company of America;
                     Helmerich & Payne; and
                     International Family
                     Entertainment, Inc.

 Robert A. Burgin,.. Retired as Chairman and          1978    11,000 Common(5)   (14)
  Age 69             Chief Executive Officer
                     of Leaseway
                     Transportation
                     Corporation, a physical
                     distribution
                     transportation company,
                     in 1982. Director of
                     Provident Life and
                     Accident Insurance Co.

 Paul Friedman,..... Practicing tax attorney          1987    76,333 Common(6)   (14)
  Age 69             at Paul Friedman, P.C.
                     since 1964.

 Stephen J. Keane,.. Management consultant            1987    13,350 Common(7)   (14)
  Age 64             since April 1985.
                     Director of
                     Summagraphics Inc. and
                     MaxServ Inc.

 Robert E. LaBlanc,. Founder and President,           1979   23,277 Common(8)    (14)
  Age 60             Robert E. LaBlanc
                     Associates, Inc., an
                     investment consulting
                     firm, since October
                     1981; Director of: M/A-
                     Com, Inc.; Tribune
                     Company;
                     TIE/Communications,
                     Inc.; Prudential Global
                     Funds, Inc.; Prudential
                     Short-Term Global Income
                     Fund, Inc.; Prudential
                     Pacific Growth Fund,
                     Inc.; and Contel
                     Cellular, Inc. Trustee
                     for Prudential U.S.
                     Government Fund.

                                                                   AMOUNT AND
                                                                    NATURE OF
                                                                   BENEFICIAL
                         PRINCIPAL OCCUPATION,       FIRST        OWNERSHIP OF
                               BUSINESS              BECAME         SHARES OF        PERCENT
    NAME AND AGE     EXPERIENCE AND DIRECTORSHIPS   DIRECTOR        STOCK (1)        OF CLASS
    ------------     ----------------------------   -------- ---------------------- ---------
 Robert E. Lee,..... Executive Director of            1989      21,084 Common(9)      (14)
  Age 58             The Denver Foundation, a
                     community foundation,
                     since March 1989.
                     Retired as Chairman,
                     First Interstate Bank of
                     Denver in February 1989.
                     Director of: First
                     Interstate Bank of
                     Denver; Equitable of
                     Iowa Companies; and
                     Meredith Corporation.

 Harrison Shull,     Provost, Naval                   1983     31,692 Common(10)      (14)
  Ph.D.,............ Postgraduate School,
  Age 70             Monterey, California
                     since July 1988;
                     Chancellor of the
                     University of Colorado,
                     Boulder, from March 1982
                     to September 1985 and
                     Professor of Chemistry
                     since March 1982.

 Richard C.          Private investor since           1970      27,202 Common(11)      (14)
  Steadman,......... January 1981; Chairman
  Age 61             of the Board of
                     Directors of National
                     Convenience Stores, Inc.

 Robert C. Wilson,.. Chairman of Wilson &             1987     41,277 Common(12)      (14)
  Age 74             Chambers, a venture                      10,000 Preferred        (14)
                     capital firm since 1983;
                     Chairman of the Board of
                     Directors of Southwall
                     Technologies, Inc.
                     Director of: Giga-
                     Tronics Corporation;
                     Syquest Technology;
                     Andros Incorporated;
                     ReSound Corporation; and
                     Photonics Corporation.
 All Directors and executive (23 persons) officers as a      1,128,236 Common(13)     2.55%
  group....................................................   17,000 Preferred         (14)

- --------
(1) The number of shares stated as being owned beneficially is as of March 27, 1994, and includes shares of Common Stock issuable upon conversion of Preferred Stock and Debentures, as well as shares of Common Stock owned directly or believed to be held beneficially by spouses, minor children, grandchildren and other relatives of the Directors. The inclusion of beneficially owned shares, however, does not constitute an admission by any Director of ownership by the Director of such shares. Further, the number of shares includes options granted that are exercisable within 60 days of March 27, 1994.
(2) Includes (i) 10,638 shares of Common Stock issuable upon conversion of Preferred Stock held by Mr. Poppa; and (ii) 434,908 shares of Common Stock issuable upon exercise of options held by Mr. Poppa, which options are exercisable within 60 days of March 27, 1994.
(3) Includes 11,666 shares of Common Stock issuable upon exercise of options held by Ms. Albino, which options are exercisable within 60 days of March 27, 1994.
(4) Includes 15,000 shares of Common Stock issuable upon exercise of options held by Mr. Armstrong, which options are exercisable within 60 days of March 27, 1994.
(5) Includes 10,000 shares of Common Stock issuable upon exercise of options held by Mr. Burgin, which options are exercisable within 60 days of March 27, 1994.
(6) Includes (i) 13,333 shares of Common Stock issuable upon conversion of Debentures held by Mr. Friedman; and (ii) 20,000 shares of Common Stock issuable upon exercise of options held by Mr. Friedman, which options are exercisable within 60 days of March 27, 1994.
(7) Includes 7,952 shares of Common Stock issuable upon exercise of options held by Mr. Keane, which options are exercisable within 60 days of March 27, 1994.
(8) Includes 20,000 shares of Common Stock issuable upon exercise of options held by Mr. LaBlanc, which options are exercisable within 60 days of March 27, 1994.
(9) Includes (i) 284 shares of Common Stock issuable upon conversion of Debentures held by Mr. Lee; and (ii) 20,000 shares of Common Stock issuable upon exercise of options held by Mr. Lee, which options are exercisable within 60 days of March 27, 1994.
(10) Includes (i) 2,837 shares of Common Stock issuable upon conversion of Debentures held by Mr. Shull; (ii) 4,255 shares of Common Stock issuable upon conversion of Preferred Stock held by Mr. Shull; and (iii) 20,000 shares of Common Stock issuable upon exercise of options held by Mr. Shull, which options are exercisable within 60 days of March 27, 1994.
(11) Includes 20,000 shares of Common Stock issuable upon exercise of options held by Mr. Steadman, which options are exercisable within 60 days of March 27, 1994.
(12) Includes (i) 21,277 shares of Common Stock issuable upon conversion of Preferred Stock held by Mr. Wilson; and (ii) 20,000 shares of Common Stock issuable upon exercise of options held by Mr. Wilson, which options are exercisable within 60 days of March 27, 1994.
(13) Includes (i) 16,454 shares of Common Stock issuable upon conversion of Debentures; (ii) 36,170 shares of Common Stock issuable upon conversion of Preferred Stock; and (iii) 866,821 shares of Common Stock subject to options exercisable within 60 days of March 27, 1994 held by Directors and executive officers.
(14) Less than 1% of the class.

BOARD MEETINGS AND COMMITTEES

  The Company has a standing Audit Committee consisting of five members. The current members were appointed in March 1994 and include Messrs. Shull, Friedman, LaBlanc, Steadman and Wilson. The Audit Committee held six meetings during the last fiscal year. Its principal functions are to review the Company's financial statements, the arrangements for and scope of the independent audit, as well as the results of the audit engagement; to review the Company's internal auditing procedures and personnel; to review the scope of non-auditing services performed by the independent accountants and their independence; and to monitor the adequacy of and compliance with policies to prohibit unethical, questionable or illegal activities by employees of the Company. The members of the Audit Committee are not employees and are, in the opinion of the Board of Directors, free from any relationship that would interfere with the exercise of independent judgment.

  The Company has a standing Human Resources and Compensation Committee (the "Compensation Committee") consisting of five members. The current members were appointed in March 1994 and include Messrs. Keane and Lee, and Ms. Albino, as well as two members who were re-appointed, Messrs. Armstrong and Burgin. Prior to March 1994, Messrs. Steadman, Friedman and LaBlanc served the Compensation Committee. The Compensation Committee met five times in 1993. Its principal function is to review compensation arrangements for management and key employees of the Company, to make salary recommendations, to administer equity compensation plans, and award bonuses and stock options. The members of the Compensation Committee are not employees and are, in the opinion of the Board of Directors, free from any relationship that would interfere with the exercise of independent judgment.

  The Company also has a Governance and Nominating Committee which met four times in 1993. The current members were appointed in March 1994 and include Messrs. Burgin, Armstrong, Keane and Lee, and Ms. Albino. This Committee nominates candidates for the Board, and it will consider nominees recommended by stockholders. Under the bylaws of the Company, nominations for the election of Directors may be made by any stockholder entitled to vote in the election of Directors, but only if written notice of such stockholder's intent to make such nominations has been received by the Company at its principal executive office not less than 60 days nor more than 90 days prior to the meeting at which directors are to be elected; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth: (a) with respect to each proposed nominee, the name, age, business and residence address, principal occupation or employment, class and number of shares of stock of the Company owned and any other information that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934; and (b) with respect to the stockholder giving the notice, the name, address and class and number of shares of the Company that are beneficially owned by such stockholder. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

  During 1993 the Company's Board of Directors held eight meetings and Committees of the Board held, in the aggregate, 19 meetings. The average attendance at the aggregate number of meetings of the Board and Committees of the Board was 94%. No Director attended fewer than 75% of the aggregate number of meetings of the Board and Committees, if any, on which such Director served during the last fiscal year.

              STANDARD ARRANGEMENTS FOR COMPENSATION OF DIRECTORS

CASH COMPENSATION

  In 1993 each Director who was not an employee of the Company received a standard annual fee of $24,300. Directors received an additional $900 for each meeting of the Board of Directors attended in excess of eight. Further, each Director who was not employed by the Company received $900 for each committee meeting attended. The chairman of each committee was paid an annual fee of $1,800 as compensation for such chairmanship. The chairman of each committee has been named first in the list of committee members referenced above, under the caption "Election of Directors--Board Meetings and Committees." For 1993 and continuing in 1994, these amounts reflect a voluntary fee reduction of 10%, in recognition of similar salary and wage reductions on the part of management and employees of the Company.

OPTIONS

  The Company has a Nonemployee Director Stock Option Plan (the "Director Plan"). Under the Director Plan, the Company has granted options to purchase shares, at an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, to its nonemployee Directors on a set schedule. All options expire 10 years from the date of grant, unless earlier terminated pursuant to the provisions of the Director Plan. The initial grant of options for most of the Directors under the Director Plan occurred in October 1987 at an exercise price of $18.75 per share. A second option to purchase 2,500 shares was granted in October 1989 at an exercise price of $13.50 per share to those nonemployee Directors who had served two consecutive years after receipt of the initial option. These options are collectively referred to as the "Initial Options."

  In 1991 stockholders approved the amendment and restatement of the Director Plan. Under the amended Director Plan, each nonemployee Director who was such on November 7, 1990, received, and each person who first becomes a nonemployee Director after that date shall receive, an option (the "New Option"), granted as of the later to occur of November 7, 1990, or their first election as a nonemployee Director, to purchase a number of shares of Common Stock equal to 25,000 less any shares subject to Initial Options granted to such Director. Presently, the Director Plan has 100,000 shares available for future grant and 227,952 shares subject to outstanding options. No options were granted under the Director Plan in 1993.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

  The following table sets forth information concerning compensation earned by those persons who were, at December 31, 1993, the Chief Executive Officer ("CEO") and the other four most highly compensated executive officers, as well as two additional individuals who were not serving as executive officers at the end of the fiscal year (collectively, the "Named Executive Officers") of the Company.

                                                                                LONG-TERM
                                                                              COMPENSATION
                                         ANNUAL COMPENSATION                     AWARDS
        NAME                   ------------------------------------------- ----------------------
         AND                                                  OTHER                                      ALL
      PRINCIPAL                                               ANNUAL       RESTRICTED     OPTIONS       OTHER
      POSITION            YEAR SALARY($)(1) BONUS($)    COMPENSATION($)(2) STOCK($)(3)      (#)   COMPENSATION($)(4)
      ---------           ---- ------------ --------    ------------------ -----------    ------- ------------------
R. POPPA                  1993   $587,500   $    -0-         $ 68,371(5)    $    -0-      75,833       $ 42,455
Chairman, President &     1992    648,500        -0-              --         325,682      22,100         32,109
 CEO                      1991    584,038    702,000              --         307,589      11,839            --
D. THOMPSON               1993    297,000        -0-          227,073(6)         -0-      19,810         27,320
Executive Vice President  1992    297,000        -0-          273,431         88,002       6,624         27,707
                          1991    222,639    207,900              --          92,345      23,943            --
L. GOOCH                  1993    225,961        -0-              --             -0-      19,167          6,301
Executive Vice President  1992    249,423        -0-              --          79,712       6,000          4,670
                          1991    224,231    202,500              --          75,281       3,214            --
G. TYMN                   1993    203,365        -0-              --             -0-      16,500          3,924
Senior Corporate Vice     1992    223,961        -0-              --          71,741       5,400          3,590
 President                1991    174,019    144,000              --          60,225       4,571            --
J. WILLIAMS               1993    198,172     66,629(7)        67,517(8)         -0-      18,500          5,124
Senior Corporate Vice     1992    209,615     69,254           88,313         71,745       4,034          4,559
 President                1991     (9)           --               --             --          --             --
H. RAVINE                 1993    257,596        -0-          268,466(10)        -0-         -0-        398,268(11)
Former Executive Vice     1992    284,538        -0-          325,201         90,872(12)   6,840          6,134
 President                1991    264,711    238,500              --          88,651(12)   3,786            --
G. DE BELLOY              1993    244,526        -0-          123,250(13)        -0-         -0-        421,613(14)
Former Executive Vice     1992    260,000        -0-           64,678         82,901(15)   6,240          8,370
 President                1991    238,461    208,000              --          87,005(15)   5,714            --

- --------
(1) Salary and bonus is reported in the year it was earned even if not actually paid until the following year. Any compensation that was deferred at the executive officer's election is included in the salary or bonus column for the year in which it was earned.
(2) Other Annual Compensation includes perquisites, expenses due to overseas assignments as described in footnotes (6), (10) and (13) below, and amounts reimbursed for the payment of taxes. Perquisite amounts are not required to be reported for fiscal years 1993 and 1992 if amounts paid were not more than the lesser of $50,000 or 10% of the executive's annual salary and bonus. Other Annual Compensation amounts are not required to be reported for fiscal year 1991.
(3) Restricted stock vests upon the employee's retirement from the Company after age 65 if continuously employed by the Company for at least five years since the date of grant. Vesting may be accelerated in years three, four and five if, in the Compensation Committee's view, the Company achieves certain predetermined financial goals. A participant has all the rights of a stockholder with respect to these shares, including the right to receive dividends, if any, except that the stock is subject to a repurchase right by the Company and may not be disposed of until the repurchase right lapses. Aggregate number of restricted shares and their fair market value at 1993 fiscal year-end (net of purchase price) were as follows: Poppa--61,520 shares valued at $1,962,488; Thompson--9,610 shares valued at $306,559; Gooch--14,080 shares valued at $449,152; Tymn--8,522 shares valued at $271,851; Williams--7,451 shares valued at $237,686; Ravine--17,962 shares valued at $572,987 (see Footnote 12); and de Belloy--10,769 shares valued at $343,531 (see Footnote 15).
(4) All Other Compensation amounts are not required to be reported for fiscal year 1991. The items reported for 1993 include (i) the value of premiums paid by the Company for Executive Group Term Life Insurance on behalf of the Named Executive Officers as follows: Poppa--$34,090; Thompson-- $27,320; Gooch--$5,132; Tymn--$3,851; Williams--$5,124; Ravine--$6,703;
     and de Belloy--0; and (ii) above-market interest earned on deferred compensation as follows: Poppa--$8,365; Gooch--$1,169; and de Belloy-- $499. No Company contributions were made for 1993 to the Profit Sharing and Thrift Plan.
(5)  Includes payments of $57,210 for financial services for Mr. Poppa.
(6) Includes payments of $220,722 in connection with expenses of the overseas assignment of Mr. Thompson.
(7) Represents marketing commissions earned in 1993 and 1992, and an incentive payout for 1993, as head of sales and customer services functions for the Americas group.
(8) Includes payments of $58,301 made in lieu of relocation expense reimbursement that was a part of Mr. Williams' offer of employment.
(9) Mr. Williams became an executive officer of the Company in February 1992. Compensation is reported for the full fiscal year of 1992 including compensation attributable to the portion of the year in which he was an employee but did not serve as an executive officer. No compensation is reported for fiscal year 1991 since Mr. Williams did not serve as an executive officer at any time during that year.
(10) Includes payments of $148,189 in connection with expenses of the overseas assignment of Mr. Ravine and $104,084 in connection with tax payments related to the overseas assignment.
(11) Includes estimated amounts to be paid to Mr. Ravine during 1994 pursuant to a severance agreement, dated as of October 8, 1993. See "--Employment Contracts and Termination of Employment and Change-in-Control Arrangements."
(12) All shares of restricted stock have been repurchased from Mr. Ravine as of January 31, 1994, at the original purchase price of $.10 per share.
(13) Includes payments of $106,867 in connection with expenses of the overseas assignment of Mr. de Belloy.
(14) Includes estimated severance payments to be paid to Mr. de Belloy during 1994, in accordance with the termination provisions included in his employment agreement, and estimated amounts to be paid under a consulting agreement entered into on March 8, 1994. See "--Employment Contracts and Termination of Employment and Change-in-Control Arrangements."
(15) All shares of restricted stock have been repurchased from Mr. de Belloy as of December 31, 1993, at the original purchase price of $.10 per share.

OPTION GRANTS TABLE
                       OPTION GRANTS IN LAST FISCAL YEAR



                                       INDIVIDUAL GRANTS
                         ----------------------------------------------
                                          % OF                               POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF       TOTAL                              ASSUMED ANNUAL RATES OF STOCK
                          SECURITIES     OPTIONS                                   PRICE APPRECIATION
                          UNDERLYING    GRANTED TO  EXERCISE                      FOR OPTION TERM (1)
                           OPTIONS     EMPLOYEES IN  OR BASE            ----------------------------------
                           GRANTED        FISCAL      PRICE  EXPIRATION
  NAME                       (#)         1993(2)     ($/SH)     DATE    0% ($)    5% ($)       10% ($)
  ----                   -----------  ------------- -------- ---------- ------ ------------ --------------
R. Poppa................   52,000(3)      4.88%     $29.875   11/16/03   -0-   $    976,987 $    2,475,878
                           23,833(4)      2.24       29.875   11/16/03   -0-        477,779      1,134,761
D. Thompson.............   13,830(3)      1.30       29.875   11/16/03   -0-        259,841        658,488
                            5,980(4)       .56       29.875   11/16/03   -0-        112,353        284,726
L. Gooch................   13,750(3)      1.29       29.875   11/16/03   -0-        258,338        654,679
                            5,417(4)       .51       29.875   11/16/03   -0-        101,775        257,919
G. Tymn.................   11,625(3)      1.09       29.875   11/16/03   -0-        218,413        553,501
                            4,875(4)       .46       29.875   11/16/03   -0-         91,592        232,113
J. Williams.............    2,000(3)       .19       27.625   09/21/03   -0-         34,746         88,054
                           11,625(3)      1.09       29.875   11/16/03   -0-        218,413        553,501
                            4,875(4)       .46       29.875   11/16/03   -0-         91,592        232,113
H. Ravine...............      -0-          --           --         --    --             --             --
G. de Belloy............      -0-          --           --         --    --             --             --

- ----------------------------------------------------------------------------------------------------------
Increase in market value of the Common Stock for
ALL STOCKHOLDERS (as of year-end 43,063,439 shares) at
assumed annual rates of appreciation                                           $809,075,892 $2,050,379,521
- ----------------------------------------------------------------------------------------------------------

- --------
(1) Potential realizable value is calculated based on an assumption that the price of the Company's Common Stock appreciates at the annual rate shown (0%, 5% and 10%), compounded annually, from the date of grant of the option until the end of the option term (10 years). The value is net of the exercise price but is not adjusted for the taxes that would be due upon exercise. THE 5% AND 10% ASSUMED RATES OF APPRECIATION ARE MANDATED BY THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND DO NOT IN ANY WAY REPRESENT THE COMPANY'S ESTIMATE OR PROJECTION OF FUTURE STOCK PRICES. ACTUAL GAINS, IF ANY, UPON FUTURE EXERCISE OF ANY OF THESE OPTIONS WILL DEPEND ON THE ACTUAL PERFORMANCE OF THE COMPANY'S COMMON STOCK, THE CONTINUED EMPLOYMENT OF THE EXECUTIVE OFFICER HOLDING THE OPTION THROUGH ITS VESTING PERIOD AND THE SUBSEQUENT EXERCISE OF THE OPTION BY THE EXECUTIVE OFFICER. At 5% annual appreciation from $29.875 over a 10-year term, the stock price would be $48.663. At 10% annual appreciation from $29.875 over a 10-year term, the stock price would be $77.488.
(2) Based on options to purchase an aggregate of 1,065,775 shares granted during fiscal 1993 to all employees under all of the Company's option plans.
(3) Standard options were granted under the 1987 Equity Participation Plan. The exercise price is 100% of fair market value on the date of grant. Options vest in thirds each year beginning one year from the date of grant and expire 10 years from the date of grant. Options are exercisable for 90 days after a voluntary termination to the extent vested at that time but will terminate immediately upon a termination for cause. In the event of a recapitalization, merger, consolidation or reorganization (excluding any reorganization under the U.S. Bankruptcy Code), the number of shares and exercise price will be adjusted, as appropriate. In the event of a hostile tender offer, the vesting period of all options outstanding for at least six months will accelerate and all restrictions on restricted stock awards will immediately lapse. Options are not transferable.
(4) Performance-based options were granted under the 1987 Equity Participation Plan. The exercise price is 100% of fair market value on the date of grant. Performance-based options vest after six years unless accelerated to the first, second and third years based on net-after-tax performance goals. Performance-based options expire 10 years from the date of grant. Performance-based options are exercisable for 90 days after a voluntary termination to the extent vested at that time but will terminate immediately upon a termination for cause. In the event of recapitalization, merger, consolidation or reorganization (excluding any reorganization under the U.S. Bankruptcy Code), the number of shares and exercise price will be adjusted, as appropriate. In the event of a hostile tender offer, the vesting period of all options outstanding for at least six months will accelerate and all restrictions on restricted stock awards shall immediately lapse. Options are not transferable.

OPTION EXERCISES AND YEAR-END VALUE TABLE

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                           SHARES                NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                         ACQUIRED ON  VALUE     UNDERLYING UNEXERCISED              IN-THE-MONEY
                          EXERCISE   REALIZED   OPTIONS AT 12/31/93(#)         OPTIONS AT 12/31/93($)
   NAME                      (#)     ($) (1)  EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE (2)
   ----                  ----------- -------- --------------------------    ------------------------------
R. Poppa................     -0-       --           434,908       94,514         $9,444,575      $295,592
D. Thompson.............     -0-       --            20,413       32,541             65,404        82,392
L. Gooch................     -0-       --            10,039       24,239            117,503        77,229
G. Tymn.................     -0-       --             7,266       21,657             57,090        67,912
J. Williams.............     -0-       --            11,130       21,476            128,869        62,126
H. Ravine...............     -0-       --           161,125        5,822(3)       3,269,529        41,610
G. de Belloy............     -0-       --            20,896          -0-(4)         260,967           -0-

- --------
(1) "Value Realized" is calculated by subtracting the total exercise price from the fair market value of the securities underlying the options on the date of exercise.
(2) Only the value of unexercised, in-the-money options are reported. Value is calculated by (i) subtracting the exercise price per share from the year-end market value of $32.00 per share; and (ii) multiplying by the number of shares subject to the option. Options that have an exercise price equal to or greater than the fiscal year-end market value are not included in the value calculation.
(3) Mr. Ravine's termination date was January 31, 1994, and all options covering unvested shares were canceled as of that date.
(4) Mr. de Belloy's termination date was December 31, 1993, and all options covering unvested shares were canceled as of that date.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

  In December 1989 the Company and Mr. Poppa entered into an agreement to renew and extend the terms of his prior employment agreement through January 20, 1996. Mr. Poppa's base salary for 1993 as determined by the Compensation Committee was $585,000. The agreement provides for a Management By Objective ("MBO") bonus percentage of 60%. In the event of an involuntary termination without cause, the agreement provides for a severance payment equal to the greater of (i) the sum of his annual base compensation and 100% of his bonus amount for the year of termination; or (ii) the sum of his annual base compensation and 100% of the then current bonus percentage for each year remaining in the employment term. In the event of a voluntary termination within six months after a change in control, the Company would pay Mr. Poppa an amount equal to twice his annual base salary and 100% of the then current bonus amount. Upon termination for cause, compensation shall be paid only through the date of termination. Mr. Poppa's employment agreement also entitles him to annual payments upon termination for disability equal to 80% of his base salary in effect on the date of disability for the remainder of his life, reduced by any amounts received under any Company-funded disability benefit plan.

  In February 1991 the Company entered into an Employment Agreement and an Expatriate Agreement with Mr. Thompson. The Expatriate Agreement provides for an MBO bonus percentage of 45%, a foreign service premium of 10% of base pay, a cost-of-living differential, and make-whole housing and tax equalization payments. The agreement also provides for relocation expense reimbursement and repatriation expenses upon completion of assignment or extension of such assignment. Mr. Thompson's 1993 annual base salary as determined by the Compensation Committee was $297,000. Mr. Thompson's Employment Agreement provides that in the event of an involuntary termination without cause, the Company shall pay Mr. Thompson an amount equal to the greater of (i) the sum of his annual base compensation and 100% of his bonus amount for the year of termination; or (ii) the sum of his annual base compensation and 100% of the then current bonus percentage for each year remaining in the employment term. In the event of a voluntary termination within six months after a change in control, the Company would pay Mr. Thompson an amount equal to his annual base salary and 100% of the bonus amount. Upon termination for cause, compensation shall be paid only through the date of termination.

  In February 1987 and February 1992, the Company entered into employment agreements with Messrs. Gooch, Tymn and Williams which provide for an on-plan target bonus of 45%, 40% and 35% of salary, respectively, under the Company's MBO bonus plan. The base salary for 1993 for Messrs. Gooch, Tymn and Williams, as determined by the Compensation Committee, was $225,000, $202,500, and $193,500, respectively. In the event of involuntary termination without cause or in the event of death, each agreement provides for a payment of 100% of the annual base compensation plus 100% of the on-plan target bonus. In the event of a change of control followed by voluntary termination within six months, the agreements provide for payment upon such termination in the amount of one year's annual base salary plus 100% of the on-plan target bonus. No compensation shall be paid under the agreements in the event of a termination for cause. Mr. Williams' offer letter also provided for a one-time payment in lieu of relocation expense reimbursement.

  In October 1993 Mr. Ravine resigned as an officer of the Company and entered into a severance agreement with the Company, which superseded his 1987 employment agreement. Under this agreement, Mr. Ravine will receive payments in the aggregate amount of $391,565. The severance agreement provides that the Company will pay all premiums for medical, dental and life insurance for a period not to exceed 18 months, and up to $10,000 for outplacement services, and includes a noncompete agreement.

  Effective December 31, 1993, Mr. de Belloy resigned from the Company. Under the terms of his employment agreement, Mr. de Belloy will receive payments in the aggregate amount of $383,400. On March 8, 1994, the Company entered into a consulting agreement with Mr. de Belloy, which expires on April 30, 1994, under which the Company will pay him up to $37,714.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires certain persons, including the Company's Directors and officers, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission. The Company is required to disclose in this proxy statement any late or missed filings of those reports during 1993 by its Directors, officers and 10% stockholders. Under Section 16(a), directors, officers and 10% stockholders are required to report on Form 3, within 10 days of becoming such, all shares of the Company's stock beneficially owned by such Director, officer or 10% stockholder. Based upon the Company's review of the reporting forms received by it and written representations from certain persons that no Form 5 reports were required to be filed by those persons, the Company believes that all filing requirements applicable to its Directors, officers and 10% stockholders were complied with for fiscal year 1993, except that (i) each of the Robert A. Burgin, Jr. Trust, of which Robert A. Burgin (a Director) is trustee, and the Stephen J. Keane and Winifred M. Keane Trust, of which Stephen
J. Keane (a Director) is trustee, filed a late Form 3 with respect to the respective trust's holdings of the Company's securities; and (ii) Sewell Sleek (an officer, who is a general partner of a partnership which purchased shares of Common Stock in 1984) filed a late Form 4 with respect to the purchase of these shares.

                                AMENDMENT OF THE
                       1987 EMPLOYEE STOCK PURCHASE PLAN
                                  PROPOSAL 2.

  On February 2, 1982, the Board of Directors of the Company (the "Board") adopted the 1982 Employee Stock Purchase Plan, which was amended, restated, and renamed in 1987 and which has become a significant vehicle for employee share ownership. The Company now seeks stockholder approval of an amendment to this plan to increase the number of shares issuable thereunder by 1,250,000. The Employee Stock Purchase Plan, as so amended, shall hereinafter be referred to as the "Plan." It is the intention of the Company that the Plan continue to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

  In the last five years, the Company has received over $36,000,000 paid by employees of the Company and its subsidiaries through payroll deductions to purchase stock under the Plan and a plan assumed by the Company in connection with an acquisition.

SUMMARY OF THE PLAN

  General. The Plan provides a method whereby employees of the Company and its subsidiaries have an opportunity to acquire an equity interest in the Company through the purchase of shares of Common Stock through payroll deductions during the six-month offering period (the "Offering Period"). Participation is completely voluntary. No employee shall be granted an option to participate in the Plan (i) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph the rules of Section 425(d) of the Code shall apply in determining Stock ownership of any employee); (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time; or (iii) which permits his or her rights to purchase stock to exceed 25,000 shares in any Offering Period.

  Administration of the Plan. The Plan is administered by the Compensation Committee which consists of nonemployee Directors of the Company. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan will be made by the Compensation Committee, subject, however, at all times to final Board oversight. Determinations made by the Compensation Committee (and approved by the Board, if necessary) with respect to any matter or provision contained in the Plan will be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives.

  Eligibility. Any person who is customarily employed by the Company or its majority-owned subsidiaries for more than 20 hours per week and more than five months in a calendar year is eligible to participate in the Plan. A person must be so employed on the applicable Offering Commencement Date (as herein defined) in order to participate in such Offering Period under the Plan. As of March 27, 1994, approximately 9,900 employees were eligible to participate.

  Shares Subject to the Plan. If this proposed amendment is approved, the total number of shares of Common Stock available for sale under the Plan may not exceed 2,950,000 (including shares previously issued). The number of shares of Common Stock reserved for issuance under the Plan and the price per share are to be adjusted if there is an increase or decrease in the number of outstanding shares of Common Stock through a stock dividend, stock split, reverse stock split, consolidation or combination of shares, reclassification, recapitalization or reorganization, or if the Company issues additional shares of Common

Stock or preferred stock or takes any other action of a similar nature affecting such Common Stock, excluding, however, any reorganization under the United States Bankruptcy Code. The extent and manner of adjustment will be determined by the Board upon the recommendations of the Compensation Committee as appropriate under the Plan.

  The following sets forth the allocation of the additional shares and the proposed offering periods therefor:

         OFFERING                    SHARES
          PERIOD                    AVAILABLE
         --------                   ---------
     November 1, 1993-  204,110 (includes unsold balances
     April 30, 1994     from earlier Offering Periods)
     May 1, 1994-       300,000 plus any unsold balances
     October 31, 1994   from earlier Offering Periods
     November 1, 1994-  300,000 plus any unsold balances
     April 30, 1995     from earlier Offering Periods
     May 1, 1995-       300,000 plus any unsold balances
     October 31, 1995   from earlier Offering Periods
     November 1, 1995-  300,000 plus any unsold balances
     April 30, 1996     from earlier Offering Periods
     May 1, 1996-       50,000 plus any unsold balances
     October 31, 1996   from earlier Offering Periods

  Subsequent Offering Periods shall offer all stock then remaining for issuance under the Plan until all shares of Common Stock allocated under the Plan have been purchased. The shares to be issued in respect of any Offering Period may be increased or decreased by the Compensation Committee prior to the commencement of the affected Offering Period within the limits of total shares then available under the Plan.

  Allocation of Shares. If less than the number of shares allocated with respect to any Offering Period are purchased during such Offering Period, the number of shares not purchased is carried over and made available for sale under the Plan during any subsequent Offering or Offerings. If the total number of shares which participants would otherwise be allowed to purchase on any offering termination date exceeds the maximum number of shares available for sale, the Company will make a pro rata allocation of the shares available for delivery and distribution in as nearly uniform a manner as is practicable and as it determines to be equitable, and the balance of payroll deductions credited to the account of each participant, together with the net earnings allocable thereto, will be returned to the employee.

  Option to Purchase. On the first day of an Offering Period (the "Offering Commencement Date"), a participant is deemed to have been granted an option to purchase a maximum number of shares of Common Stock equal the lesser of (i) the Option Price (defined below) divided into an amount equal to (x) that percentage of the employee's base pay which he or she has elected to have withheld, multiplied by (y) the employee's projected base pay for the applicable Offering Period, calculated on the assumption that the employee's base pay remains constant over the offering period; or (ii) 25,000 shares. The market value of the Company's Common Stock will be the composite closing price of the stock on the New York Stock Exchange on the applicable Offering Commencement Date.

  Option Price. The option price of Common Stock purchased with payroll deductions made during each Offering Period for a participant therein will be the lower of (i) 85% of the composite closing price of the stock on the New York Stock Exchange on the applicable Offering Commencement Date; or (ii) 85% of the composite closing price of the stock on the New York Stock Exchange on the last day of the Offering Period (the "Offering Termination Date"). The closing price of the Common Stock on the New York Stock Exchange on March 25, 1994, was $34.50 per share.

  Payroll Deductions. The employee shall elect to have deductions made from his or her base pay during the time the employee is a participant in an Offering Period at the rate of 1% to 10% of the base pay in effect on the Offering Commencement Date. All payroll deductions made for a participant shall be transferred to a segregated account as soon as practicable. A participant may not make any separate cash payments into the Plan. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares, together with any amounts which are in excess of the limitations described above, together with any net income of the account allocable to each participant, will be returned to each participant as soon as possible following the termination of an Offering. A participant may discontinue participation in the Plan, but no other change can be made during an Offering Period and, specifically, a participant may not alter the rate of payroll deductions for that Offering Period.

  Merger or Sale of Assets. In the event of a merger or consolidation of the Company or the sale of all or substantially all of the assets of the Company, the holder of each option then outstanding will be entitled to receive, at the next Offering Termination Date, upon the exercise of such option for each share as to which such option shall be exercised, the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, consolidation or sale of assets, subject to adjustment due to an increase or decrease in the total number of outstanding shares of stock as a result of the merger, consolidation or sale of assets.

  Tax Information. The Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period.

  If the shares have been held by the participant for more than two years after the date of option grant and for more than one year after the date of purchase, the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the option price; or (ii) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the grant date) will be treated as ordinary income, and any further gain will be treated as a long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the exercise date over the option price will be treated as ordinary income, and any further gain or loss on such dispositions will be long-term or short-term capital gain or loss, depending on the holding period.

  Different rules may apply with respect to participants subject to Section 16(b) of the Securities Exchange Act of 1934, as amended.

  The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the holding periods described above.

  The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which a participant may reside.

  Termination and Amendment. The Board may, at any time, amend or terminate the Plan. However, no such action can affect options previously granted under the Plan, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant. The Company's stockholders must approve any amendment which would materially increase the number of shares of stock that may be issued pursuant to the Plan, alter the class of employees eligible to be granted options under the Plan, or materially increase the benefits accruing to participants under the Plan.

PARTICIPATION IN THE EMPLOYEE STOCK PURCHASE PLAN

  Participation in the Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Plan are not determinable. Nonemployee Directors are not eligible to participate in the Plan. No purchases have been made under the Plan since its amendment by the Board. However, purchases were made under the Plan prior to its amendment. The following table sets forth certain information regarding shares purchased under the Plan during the last fiscal year and the payroll deductions accumulated at the end of the last fiscal year in accounts under the Plan for each of the Named Executive Officers, for all current executive officers as a group and for all other employees who participated in the Plan as a group:

                                                                    PAYROLL
                                            NUMBER OF              DEDUCTIONS
            NAME OF INDIVIDUAL                SHARES     DOLLAR      AS OF
         OR IDENTITY OF GROUP AND            PURCHASED   VALUE       FISCAL
                 POSITION                       (#)      ($)(1)     YEAR END
        -------------------------           ---------- ---------- -----------
R. Poppa,.................................     1,516   $    5,250 $    9,000
Chairman, President and Chief Executive
 Officer
D. Thompson,..............................       -0-          -0-        -0-
Executive Vice President
L. Gooch,.................................       262          880      1,730
Executive Vice President
G. Tymn,..................................       -0-          -0-        -0-
Senior Corporate Vice President
J. Williams,..............................       -0-          -0-        -0-
Senior Corporate Vice President
H. Ravine,................................       -0-          -0-        -0-
Former Executive Vice President
G. de Belloy,.............................       870        2,930      3,600
Former Executive Vice President
All current executive officers as a group.     3,710       12,624     16,684
All other employees as a group............   443,200   $1,488,104 $1,301,836(2)

- --------
(1) Market value of shares on date of purchase, minus the purchase price under the Plan.
(2) Does not include deductions for employees at XL/Datacomp, Inc., Amperif Corporation or any international subsidiaries.

VOTE REQUIRED

  The affirmative vote of a majority of the Votes Cast will be required to approve the amendment of the Plan.

  THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN. PROXIES RECEIVED BY THE COMPANY WILL BE SO VOTED UNLESS A CONTRARY VOTE IS SPECIFIED.

                           APPROVAL OF MATERIAL TERMS
                      OF PERFORMANCE-BASED INCENTIVE PLAN
                                  PROPOSAL 3.

  At the Annual Meeting, the stockholders are being asked to approve the material terms of the Storage Technology Corporation Corporate Officer MBO Bonus Plan (the "Bonus Plan"), a performance-based incentive plan established for the Company's executive officers, in order to satisfy the requirements of the performance-based exception to Section 162(m) of the Code with respect to the deductibility by the Company of compensation. Bonus compensation is critical to the retention and motivation of executive officers and is a key feature of competitive compensation plans. The material terms of the Bonus Plan consist of the following: (i) the individuals eligible to receive compensation under the Bonus Plan; (ii) the business criteria on which annual and long-term performance incentives to be awarded under the Bonus Plan are based; and (iii) the maximum amounts of compensation payable to any individual under the Bonus Plan.

ELIGIBLE INDIVIDUALS

  All executive-level employees are eligible for performance-based incentive awards under the Bonus Plan, including, without limitation, individuals holding the following positions: Chief Executive Officer ("CEO"), Chief Operating Officer, and such other officers whose compensation may in any year be reportable in the Company's proxy statement. The number of executives currently eligible to participate in the Bonus Plan is eleven.

BUSINESS CRITERIA

  The Board believes one of the principal objectives of management is the long-term creation of shareholder value. In keeping with this belief, the Board has authorized and directed a committee of the Board that meets the requirements of
Section 162(m) of the Code, currently the Human Resources and Compensation Committee (the "Compensation Committee"), to prescribe annual and long-term performance-based incentive targets based on the achievement of objective, quantifiable and measurable performance targets, including targets based on one or more of the following criteria: reliability measurements of products and component parts, measurements of adherence to product development and delivery schedules, measurements of the product creation and delivery processes, market penetration, net after-tax income, economic value added, return on assets, return on equity, debt ratings, product revenue, revenue growth, and timely updates and approval of strategic plans. The Compensation Committee believes that information regarding details of these goals includes confidential commercial or business information, the disclosure of which would have an adverse effect on the Company.

MAXIMUMS

  In no event will the sum of the annual performance-based compensation and long-term performance-based compensation payable under the Bonus Plan in any year to the CEO or any other executive officer exceed $2,000,000 or $1,000,000, respectively. Actual results would need to significantly exceed target levels for any executive officer to achieve these levels and, in fact, only the CEO is expected to have the opportunity in the foreseeable future to approach these amounts assuming current and anticipated salary levels. This performance-based incentive plan has been in place in substantially this form for four years, and no bonus was paid to any executive officer, including the CEO, for 1992 or 1993 performance under the existing plan. Future awards under the Bonus Plan are not determinable. The maximum amount payable per year under the Bonus Plan would, in no event, exceed 10% of the Company's average annual income before taxes for the preceding five years.

  The Bonus Plan, if approved by the stockholders, will first be implemented in 1995. With respect to 1994, the Company may grant performance-based bonuses to the CEO and other executive officers under the existing incentive plan, which is substantially similar to the Bonus Plan, except that it does not meet all the requirements of Section 162(m) of the Code with respect to stockholder approval, identifying maximum dollar limitations and the timing of the establishment of performance targets. No further bonuses will be granted to the CEO and other executive officers under the existing plan after 1994.

VOTE REQUIRED

  The affirmative vote of a majority of the Votes Cast will be required to approve the material terms of the Bonus Plan. If the stockholders do not approve this proposal, the Company will not make any payments under the Bonus Plan.

  THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE-BASED INCENTIVE PLAN. PROXIES RECEIVED BY THE COMPANY WILL BE SO VOTED UNLESS A CONTRARY VOTE IS SPECIFIED.

                                RATIFICATION OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                  PROPOSAL 4.

  The firm of Price Waterhouse was engaged as auditors for the year ended December 31, 1993. There have been no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure or any reportable events with Price Waterhouse or KPMG Peat Marwick ("KPMG").

  As described in the Company's filing on Form 8-K dated as of May 26, 1992, at a meeting of the Company's Audit Committee held on May 26, 1992, the committee determined to engage the accounting firm of Price Waterhouse as independent accountants for all subsidiaries of the Company for 1992, subject to approval of stockholders. The stockholders ratified the appointment on May 27, 1992, at the Annual Meeting of Stockholders. As a result, one of the Company's subsidiaries, XL/Datacomp, Inc., dismissed the accounting firm of KPMG and retained the accounting firm of Price Waterhouse to perform the annual audit of the financial statements of XL/Datacomp, Inc. Price Waterhouse, which had been auditing the Company and all subsidiaries except XL/Datacomp, Inc., expressed reliance upon KPMG's report in their report on the consolidated financial statements of the Company for the 1991 fiscal year. KPMG's report on the financial statements for 1991 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope. Additionally, there were no report modifications for accounting principles, with the exception of an explanatory paragraph referencing XL/Datacomp's change in its method of accounting for income taxes in the year ended December 31, 1991, with which KPMG concurred.

  The Board of Directors requests that stockholders ratify the engagement of Price Waterhouse for fiscal year 1994. A representative of Price Waterhouse is expected to be present at the annual meeting and available to respond to appropriate questions and, although Price Waterhouse has indicated that no statement will be made, an opportunity for a statement will be provided. In the event the proposal to ratify the selection of Price Waterhouse is defeated, the adverse vote will be considered as a recommendation to the Board of Directors to select other independent auditors for the next year. However, because of the expense and difficulty in changing independent auditors after the beginning of the year, the Board of Directors intends to allow the appointment for 1994 to stand unless the Board of Directors finds other reasons for making a change. Even if the selection is ratified, the Board of Directors, in its discretion, may select a new independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE AS INDEPENDENT ACCOUNTANTS.

   The information provided below is expressly excluded from incorporation by reference into any filings under the jurisdiction of the Securities and
                              Exchange Commission.

                   HUMAN RESOURCES AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

  The Company's executive compensation program is administered by the Human Resources and Compensation Committee (the "Compensation Committee"), which is composed entirely of outside Directors. The current members of the Compensation Committee were appointed in March 1994 and include Messrs. Keane and Lee, and Ms. Albino, as well as two members who were re-appointed, Messrs. Armstrong and Burgin. As part of its duties, the Compensation Committee reviews compensation levels of management, evaluates the performance of management and considers management succession and related matters. The Compensation Committee also administers various incentive plans, including retention and long-term incentive plans for all employees.

 Compensation Philosophy

  The Company's compensation package for executives is formulated based on three principles. First, compensation should support identified short- and long-term business goals and strategies. Second, compensation levels should be competitive with those of other companies in comparable markets and business segments to those of the Company. Finally, the package must provide a tangible link between the expectations of customers and stockholders and the interests of executives as a means of expanding corporate opportunities as well as retaining key personnel. The components of total compensation are salary, bonus, equity grants and benefits. Each of these components is valued and together comprise total compensation value. The mix of the components determines how much emphasis is placed on risk compensation (i.e., bonus and equity) or fixed compensation (i.e., base salary and benefits).

  Each year, the Compensation Committee reviews executive compensation based upon: (1) a valuation of the components of compensation; (2) the Company's performance during the past year; and (3) compensation data available within the industry. The Company's executive compensation program is designed so that annual pay for senior executives remains competitive with similarly sized high-technology companies. The Compensation Committee reviews the competitiveness of the prior year's compensation based on surveys conducted by outside consulting firms. The surveyed companies are a close reflection of the companies that comprise the S & P Computer Systems Index presented in the performance graph, to the extent that nine of the eleven index companies are included in the survey used to review executive compensation.

  As in prior years, the Compensation Committee used advice developed by an outside compensation consultant to review the compensation of the CEO and the other corporate officers. Based on both the survey results and the input from the consultant, the Compensation Committee believes that the CEO's targeted 1993 total annual compensation, as well as that of other corporate officers, was reasonable and appropriate, given the size, complexity and performance of the Company.

  Going forward into 1994 and beyond, the compensation plans for the CEO and other executive officers will continue to be designed to retain and motivate the executives, as well as to preserve beneficial tax treatment for amounts paid as compensation. In light of the application of Section 162(m) of the Internal Revenue Code, the Compensation Committee has elected to modify some incentive plans to ensure they are treated as "performance-based plans," thereby preserving the Company's tax deductions for the compensation paid to these employees pursuant to such plans. The Board of Directors is asking the stockholders to approve the material terms of the Company's Corporate Officer MBO Bonus Plan under which cash bonuses may be paid to officers of the Company. The Company believes that the stock option plans under which its officers receive grants of options comply with Rule 16b-3 and therefore qualify as "performance-based" plans until the earlier of their amendment or 1997. The Compensation Committee plans to amend such plans to include limitations that will be necessary to continue to qualify them as performance-based plans prior to 1997.

 Salary and Bonus

  For 1993 the base salary of the CEO and all elected and appointed vice presidents was reduced by 10%. The base salary of the majority of all other employees was reduced by 5%. These actions, as well as the 10% reduction in nonemployee Director fees, were part of the Company's austerity program. The austerity program was designed to reduce expenses, yet protect the employee base that was, and will be, needed in 1993 and 1994 to deliver and service a series of new products.

  The annual salaries of the executive officer group for 1993 (before the 10% reduction) were measured and projected to be low, but within a few percentage points of the competitive market median. The CEO's salary was not increased in 1993 and was subject to the 10% reduction. As a result, in 1993 his salary was less than the projected median value for the job. Also, the reduction in salary reduced the CEO's bonus potential by 10%.

  The Company has developed variable bonus payouts, tied to individual and group performance objectives, that place the CEO and the other officers in a highly leveraged compensation position. This means that if the Company meets all the target criteria controlling the distribution of bonus and equity, the compensation plan for the officers (including the CEO) should be competitive with like positions in similarly sized high-technology companies. This approach is aimed at tying total compensation directly to the Company's performance.

  If the Company's performance is lesser or greater than the targets, the CEO's total compensation can vary from 50% to 125% of the targeted competitive total compensation. The mix of components for the other Named Executive Officers provides a slightly less leveraged total compensation plan. The value for Named Executive Officers can range from 55% to 120% of the targeted total compensation, while the value for other officers can range from 70% to 117%.

  For 1993 performance objectives used to determine bonus compensation included quality improvement, net after-tax income, asset management and the achievement of strategic plan goals. The Company's performance in 1993 did not meet expectations and, consequently, the Company did not pay a performance bonus for 1993 to any employee, except bonuses paid to sales and sales support people working under leveraged commission or incentive plans, including one of the Named Executive Officers. John Williams, Senior Corporate Vice President of Americas, received an incentive payout for 1993 as head of the sales and customer service function for the Americas. The incentive payout was for the performance of this revenue-producing group.

  The impact of the decision not to award a bonus to the CEO was to reduce his projected cash compensation by approximately 38% and his projected total compensation by 23%. For 1993 this reduction applied to cash and total compensation, which already had been reduced by 10%. With respect to the other Named Executive Officers, the impact of the decision not to award bonuses was to reduce their total compensation by amounts ranging from 16% to 19%. For 1993 this decision further reduced compensation already subject to the 10% reduction.

  The benefit package offered to executive officers is substantially the same as that for all employees for medical, dental, life and disability insurance, except the officers pay all employee-paid premiums for medical and dental coverage, and certain out-of-pocket expenses are reimbursed by the Company (subject to a maximum of $5,000 per year). In addition, the life insurance benefit is an individually owned universal policy, in an amount equal to approximately three times the officers' salary (versus two times salary for non-officers), and a deferred compensation plan is available. The Company estimates the value of such benefits to represent approximately 10% of total compensation.

 Equity Grants

  The Committee believes that, through the use of stock options and restricted stock, executive interests are tied directly to enhancing stockholder value. The size of the equity grants offered to the executive officers during any given year are based upon the results of the competitive market compensation survey. The

Compensation Committee then specifies individual equity grants within the ranges established by the survey. During 1993 the Compensation Committee again reviewed the design of the stock-based incentive programs, and decided to only use options and the Employee Stock Purchase Plan for equity incentives in 1993.

  Stock options are granted with an exercise price equal to fair market value as of the date of grant, and have a term of 10 years. The number of options granted to any employee is determined based on a schedule that is designed to compare the same competitive market used to analyze the other components of total compensation. The number of options is determined from the schedule, using the level and the salary of the employee as the criteria.

  The Company uses a modified Black-Scholes model, calculated by a third-party consultant, to project a value for the Company options. The consultant applies the model to the companies included in the competitive market survey to measure the value of their equity plans, as a benchmark for the Company's equity plan. While the Company does not believe that there is any model that can accurately value employee stock options, the model used does permit the Company to compare its options to options granted by companies within the competitive market.

  For 1993 two types of options were granted to corporate officers and key employees: performance-based options and standard options. The performance-based options, which account for approximately one-third of all such options, have a longer-than-normal vesting period of six years, unless the Company's operating plan net after-tax goals are met in each of the first three years following the date of grant. If the net after-tax goals are met, the vesting period accelerates to the first, second and third years.

  The remaining two-thirds of these options were standard options and vest based solely upon continued employment and have the normal vesting schedule of three years. The grant of such options was approved by the Compensation Committee as a tool to be used for incentive and retention of the key contributors, as the competitive market attempted to solicit elected and appointed officer groups away from the Company. While salary and bonus components were reduced to control expenses, the options provided the executive officers with more leverage (along with the attendant risk and reward) in order to encourage a level of performance that would serve to increase the price of the Company's stock.

   The Compensation Committee continues to monitor legislative and regulatory (including SEC and IRS) changes that may affect the cost of the various components of executive compensation. Additional redesigning of the compensation components will be studied and implemented as appropriate.

 Summary

  The Compensation Committee believes that the total compensation approach used by the Company and the officer team is an important retention and motivation tool. It ensures that there is a balanced view to the Company's short-term goals (with bonus opportunity as the reward factor) and the Company's long-term strategies (with equity growth, over vesting periods, as the reward factor). The Compensation Committee also believes that having a significant amount of total compensation tied to the interests of the stockholders is critical.

  The reduced salary and bonus compensation paid for 1993, and the failure to accelerate the vesting of restricted stock, previously granted, is evidence that performance is an integral part of the Company's philosophy and practice. Yet the potential for future gain from participation in the Company's equity plans provides the means to retain the executive officers and the motivation to produce results that benefit the stockholders.

  This report has been provided by the Compensation Committee.

  Stephen J. Keane, Chairman
  Judith E.N. Albino
  William L. Armstrong
  Robert A. Burgin
  Robert E. Lee

 The information provided is expressly excluded from incorporation by reference into any filings under the jurisdiction of the Securities and Exchange
                                  Commission.

                               PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return on the Company's Common Stock during the five years ended December 31, 1993, with the cumulative total return on the S&P 500 Index and the S&P Computer Systems Index. The comparison assumes $100 was invested on December 31, 1988, in the Company's Common Stock and in each of such indices and assumes reinvestment of dividends, if any. Note that historic stock price is not necessarily indicative of future stock price performance.


                            (GRAPH APPEARS HERE)




                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
     AMONG Storage Technology Corporation,S&P 500 INDEX AND S&P Computer
                                Systems INDEX




                                 Storage                     S&P
Measurement period              Technology     S&P         Computer
(Fiscal Year Covered)           Corporation  500 Index   Sustems Index
- ---------------------           -----------  ---------   -------------
Measurement PT -
12/31/88                        $ 100        $ 100       $ 100

FYE 12/31/89                    $  67        $ 132       $  83
FYE 12/31/90                    $ 123        $ 128       $  93
FYE 12/31/91                    $ 228        $ 166       $  83
FYE 12/31/92                    $ 119        $ 179       $  61
FYE 12/31/93                    $ 182        $ 197       $  63



  The report of the Compensation Committee and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 ("1933 Act") or the Securities Exchange Act of 1934 ("1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts and are not to be deemed to be soliciting material.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters to be brought before the meeting. However, if any other matters properly come before the annual meeting, it is the intention of the appointees named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

                             STOCKHOLDER PROPOSALS

  Any proposal that a stockholder may desire to present to the Company's 1995 annual meeting of stockholders must be received in writing by the Corporate Secretary of the Company on or before December 20, 1994, in order to be considered for possible inclusion in the Company's proxy materials relating to such meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          W. RUSSELL WAYMAN
                                          Corporate Secretary

April 19, 1994

                    (LOGO OF RECYCLED PAPER APPEARS HERE)










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                       STORAGE TECHNOLOGY CORPORATION

               PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

          The undersigned hereby appoints Ryal R. Poppa and W. Russell Wayman, or either of them, as the lawful agents and proxies of the undersigned (with full power of substitution), to represent the undersigned and to vote all shares of the Common Stock of Storage Technology Corporation (the "Company") standing in the undersigned's name as of the record date at the Annual Stockholders' Meeting of Storage Technology Corporation to be held on May 25, 1994, and any adjournment or postponement thereof, as follows:


                       (To be Signed on Reverse Side)
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[X] Please mark your
    votes as in this
    example.

                     FOR       WITHHELD   Nominees:  Ryal R. Poppa
1. Election of                                       Judith E.N. Albino
   Directors.        [ ]         [ ]                 William L. Armstrong
                                                     Robert A. Burgin
                                                     Paul Friedman
Vote for, except withhold vote from the following    Stephen J. Keane
nominee(s):                                          Robert E. LaBlanc
                                                     Robert E. Lee
                                                     Harrison Shull
- -------------------------------------------------    Richard C. Steadman
                                                     Robert C. Wilson


                                                  FOR     AGAINST    ABSTAIN
2. Approval of an Amendment to the 1987
   Employee Stock Purchase Plan to increase       [ ]       [ ]        [ ]
   the number of shares of Common Stock
   issuable thereunder by 1,250,000.

3. Approval of the material terms of a
   performance-based incentive plan.              [ ]       [ ]        [ ]

4. Ratification of the appointment of
   Price Waterhouse as the Company's              [ ]       [ ]        [ ]
   independent accountants for the current
   fiscal year.

In their discretion, the proxies are authorized to vote on any other matters that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS INDICATED AND FOR APPROVAL OF THE PROPOSALS PRESENTED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE.

SIGNATURE(S)_________________________________________ DATE____________________
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.